EXHIBIT 99.77K


On September 5, 2003, the Fund replaced Ernst & Young LLP ("Ernst & Young") as its independent auditors with Deloitte & Touche LLP ("Deloitte") as its new independent auditors. The reports of Ernst & Young on the Fund's financial statements for the fiscal years ended October 31, 2001 and October 31, 2002 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended October 31, 2001 and October 31, 2002 and through September 5, 2003, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference thereto in their report on the financial statements for the relevant year or period, and there were no "reportable events" of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1934, as amended. The decision to change the Fund's independent auditors was approved by the Fund's Audit Committee and ratified by the Fund's Board of Directors, who subsequently accepted the resignation of Ernst & Young as the Fund's independent auditors.

The Fund, by action of its Board of Directors, engaged Deloitte as the independent auditors for purposes of auditing the Fund's financial statements for the fiscal year ending October 31, 2003. During the fiscal years ended October 31, 2001 and October 31, 2002 and through September 5, 2003, neither the Fund, nor anyone on the Fund's behalf has consulted Deloitte on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund's financial statements or (ii) concerned the subject of a disagreement ( as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events ( as described in paragraph (a)(1)(v) of said Item 304).